UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2017

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2017, Fluidigm Corporation (the “Company”) and ARE-SAN FRANCISCO NO. 17, LLC entered into an amendment (the “Amendment”) to the lease agreement dated as of September 14, 2010, as amended (the “Lease”), relating to the lease of office and laboratory space at the Company’s headquarters located at 7000 Shoreline Court, South San Francisco, California. The Amendment provides for the following:

•	the reduction in the size of the premises covered under the Lease by approximately 13,000 square feet of space (the “Surrendered Space”) effective on August 15, 2017;

•	reduction in the obligation of the Company to pay monthly base rent and operating expenses for the Surrendered Space as of August 15, 2017, resulting in an aggregate savings of approximately $2,000,000.00 during the remaining term of the Lease; and

•	commencing on January 1, 2018, payment by the Company to the landlord of a total of $203,829.31 payable in equal monthly installments over the remaining term of the Lease.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Eighth Amendment to Lease Agreement between ARE-San Francisco No. 17, LLC and the registrant, dated August 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: August 3, 2017	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, Legal Affairs, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Eighth Amendment to Lease Agreement between ARE-San Francisco No. 17, LLC and the registrant, dated August 2, 2017.